Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), the undersigned, Joseph A. D’Amato, Chief Executive Officer of Empire Resorts, Inc., a Delaware corporation (the “Company”), and Laurette J. Pitts, Senior Vice President, Chief Operating Officer and Chief Financial Officer of the Company, do hereby certify, to his and her knowledge, that:

The Annual Report Form 10-K for the year ended December 31, 2015 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph A. D’Amato
March 10, 2016	Joseph A. D’Amato
Chief Executive Officer

By:	/s/ Laurette J. Pitts
March 10, 2016	Laurette J. Pitts
Executive Vice President, Chief Operating Office and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Empire Resorts, Inc. and will be retained by Empire Resorts, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.